Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

ACT TELECONFERENCING, INC.

Warrant No. CPX – 1

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (“WARRANT”) CERTIFIES THAT, for value received, CapEx, L.P., 518 17th Street, Suite 1700, Denver, Colorado 80202, is entitled to subscribe for and purchase from ACT Teleconferencing, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Colorado, at the Warrant Exercise Price specified below during the exercise period specified below to and including October 15, 2008 (the “Expiration Date”) Three Hundred Thousand (300,000) fully paid and nonassessable shares of Common Stock, no par value, of the Company (the “Common Stock”) (subject to adjustment as noted below).

The exercise price of this Warrant (subject to adjustment as noted below) shall be Two dollars and fifty cents ($2.50) per share (the “Warrant Exercise Price”). This Warrant is issued on October 15, 2003.

This Warrant is issued pursuant to, and in consideration for the terms of, the Settlement and Mutual Release Agreement between the Company and CapEx, L.P. dated September 25, 2003, and is subject to the following provisions, terms, and conditions:

1. Cash Exercise. This Warrant is vested and exercisable as of the date of issuance hereof. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company at least ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by current funds of the purchase price for such shares. The Company agrees that the shares so purchased shall be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of Section 2, certificates for the shares of stock so purchased shall be delivered to the holder hereof promptly after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

2. Representations and Warranties. The Company represents and warrants that:

(a) the Company has all requisite power and authority to execute, issue and perform this Warrant and to issue the Common Stock;

(b) this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered, and is a legal and binding obligation of the Company;

(c) all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Common Stock will, upon issuance, be duly authorized and issued, fully paid, and nonassessable;

(d) during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant;

(e) the execution, issuance, and performance of this Warrant by the Company and the issuance of the Common Stock will not violate any provision of the articles of incorporation or bylaws of the Company or any agreement or other instrument to which the Company is a party or by which it is bound, or any statute, rule, or regulation; and

(f) any necessary approvals, government or private, to the execution, issuance, and performance of this Warrant by the Company and the issuance of the Common Stock have been obtained by the Company.

3. Adjustments. The above provisions are, however, subject to the following:

(a) In case the Company shall

(i)	declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (b) below) or any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (such obligations or shares of stock being hereinafter referred to as “Convertible Securities”), or in any rights or options to purchase any Common Stock or Convertible Securities, or

(ii)	declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus,

then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, such number of shares of Common Stock, such that upon exercise hereof, such holder would receive as a result of each dividend described in clause (i) above and each dividend or distribution described in this clause (ii) which such holder would have received by way of any such dividend or distribution if, continuously since the record date for any such dividend or distribution, such holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

(b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to this Warrant immediately prior to such combination shall be proportionately reduced.

(c) If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

(d) Upon each adjustment in the number of shares the holder is entitled to purchase upon exercise of this Warrant, the Warrant Exercise Price hereunder shall be appropriately adjusted. Upon any adjustment of the shares purchasable upon exercise of this

Warrant, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e) In case any time:

(i)	any of the adjustments required by 3(a) through (d) occur;

(ii)	the Company shall make any distribution (other than regular cash dividends) to the holders of its capital stock;

(iii)	the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, subdivision, distribution, or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(f) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by Section 3(e). “Market Price” shall mean, if the Common Stock is traded on a securities exchange or on the NASDAQ System, the average of the closing prices of the Common Stock on such exchange or the NASDAQ System on the twenty (20) trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the twenty (20) trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the NASDAQ System, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of

(i)	the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or

(ii)	the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

4. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

5. Restrictions on Transfer. This Warrant and the shares of Common Stock issued or issuable through the exercise of this Warrant are “restricted securities” under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder and may not be sold, transferred, pledged, or hypothecated without such transaction being registered under the Securities Act and applicable state laws or the availability of an exemption therefrom that is established to the satisfaction of the Company; a legend to this effect shall appear on this Warrant and, unless the issuance is a registered transaction, on all shares of Common Stock issued upon the exercise hereof. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder’s intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder’s intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

6. Transfer Procedures. Subject to the provisions of Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

7. Registration Rights. The Holder shall have the following registration rights:

(a) Definitions. With respect to the registration rights of each Holder, the following terms shall have the following meanings:

(i)	“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

(ii)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

(iii)	“Holder” shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

(iv)	“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

(v)	“Registrable Securities” shall mean, to the extent the same have not been sold to the public, the shares of Common Stock issued or issuable on exercise of this Warrant. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities:

(A)	sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or

(B)	(i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(vi)	“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

(b) Required Registration. On or before January 2, 2004, the Company shall file a registration statement or statements with the Commission covering the issuance and resale of the Registrable Securities on Form S-3 or, if necessary, on Form S-1 and shall include in such registration all the Registrable Securities. At the Company’s election, the registration may be underwritten. The Company shall have a continuing obligation to use its reasonable best efforts to obtain the Commission’s clearance of the registration as soon as possible for an effective date no later than April 1, 2004.

(c) Registration Procedures. The Company will keep each Holder participating in the registration advised in writing as to the initiation of the registration and the completion thereof. At its expense the Company will:

(i)	keep such registration continuously effective or for such period as is necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto, whichever first occurs;

(ii)	promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 7(c)(i) above;

(iii)	furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

(iv)	use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(v)	Register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 7(c)(i) above;

(vi)	cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed; and

(vii)	enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(d) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

(e) Expenses of Registration. In addition to the fees and expenses contemplated by Section 7(c) hereof, all other expenses incurred in connection with such registration, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts, or commissions relating to Registrable Securities of a Holder or fees of separate legal counsel of a Holder.

(f) Remedies upon Default or Delay. If the Company fails to file the registration statement required herein on or before January 2, 2004 or fails to cause it to become effective on or before April 1, 2004, then $50,000 of the promissory note described in the Settlement Agreement shall be due and payable according to its terms. If such registration is filed on or before January 2, 2004 and is effective on or before April 1, 2004, said $50,000 portion of the promissory note shall be deemed paid in full.

8. Miscellaneous.

(a) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by facsimile transmission or electronic mail, or otherwise delivered by hand or by messenger, addressed

(i)	if to a holder of this Warrant, at such holder’s address set forth on the books of the Company, or at such other address as such holder shall have furnished to the Company in writing; or

(ii)	if to any Holder of any Registrable Securities, at such address as such Holder shall have furnished the Company in writing or until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company; or

(iii)	if to the Company, one copy should be sent to the Company’s current address at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401, or at such other address as the Company shall have designated by notice.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or, if sent by facsimile transmission or electronic mail as of the date delivery is confirmed by the sender’s equipment.

(b) Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

(c) Governing Law. This Warrant will be governed in accordance with federal law to the extent applicable and by the internal law, not the law of conflicts, of the State of Colorado.

IN WITNESS WHEREOF, ACT Teleconferencing, Inc. has caused this Warrant to be signed by its duly authorized officer and dated as of October 15, 2003.

ACT TELECONFERENCING, INC.

By:	/s/ Gavin Thomson
Title:	CFO

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:	ACT Teleconferencing, Inc. (the “Company”)

The undersigned                                                                               (Social Security number or taxpayer identification number of Subscriber:                                                  ) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,                      shares of the Common Stock (the “Common Stock”) provided for therein and tenders payment herewith to the order of the Company in the amount of $            , such payment being made as provided on the face of this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:
Signature
Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints                                                                       to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)